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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 2-99839, No. 33-2133, No. 33-26178 and No. 33-66752) pertaining to the Incentive Stock Option Plan, Employee Stock Purchase Plan, Nonemployee Director Stock Incentive Plan and 1992 Stock Incentive Plan of InnoServ Technologies, Inc. of our report dated July 24, 1996, with respect to the consolidated financial statements and schedule of InnoServ Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended April 30, 1996.

/s/ ERNST & YOUNG LLP

Fort Worth, Texas
July 26, 1996